SOOKOCHOFF CONSULTANTS INC.
Suite 120 125A-1030 Denman Street
Vancouver, BC Canada V6G 2M6
E-mail: lsookochoff@hotmail.com

July 19, 2006

Board of Directors
Dhanoa Minerals Ltd
Vancouver, BC Canada

Dear Sirs:

Re: Close Allies Property
Alberni Mining Division
Vancouver Island, Canada

Phase II and a part of Phase III of the Recommended Exploration Program as set out in the writer's report on the above noted property and dated October 19, 2005, has been completed.

For a complete report on the property, the reader is referred to the writer's report entitled "Geological Evaluation Report on the Close-Allies Property for Dhanoa Minerals Ltd. dated October 19,2005.

The proposed Phase exploration program was for the coverage of the Close (Maple Leaf) veined area with a VLF-EM survey for a structural analysis and local geochem surveys over "anomalous" zones. The localized VLF-EM and geochemical surveys were completed in the area as indicated on Figure 3. The information on the results of the geophysical and geochemical surveys was supplied to the writer by Mr L. Sostad of Diamond S Holdings Ltd. From the information received the writer produced the maps as attached hereto and designated as Figure 4 to Figure 9. The writer's conclusions were based on the information as detailed on the maps.

The proposed Phase III exploration program was for sampling and geological mapping of the veins within anomalous zones. Some localized geological mapping was completed with the results shown on Figure 8.

The results of the surveys, in part shown on Figure 8, indicated that, geologically, the Close workings occur within the volcanic/sedimentary rocks ("volcanics") within 150 feet of the contact with a granodiorite ("intrusive"). Structurally and in part indicated by the VLF-EM anomalies, it appears that the projection of the volcanics into the intrusive is the result of shear zone or fault movement, The north-easterly trending shears are indicated primarily from the contact to and within the intrusive. The VLF-EM indicated north-westerly trending structure is an indication of the complementary structure to the north-easterly direction. The two primary directional structures are manifest in the contact profile where the directions of the contact zones are predominantly north-easterly and north-westerly.

In the results of the geochemical survey, the copper contoured map (Figure 5) indicated four prime anomalous areas; A to D. Anomaly B correlates with a northeasterly VLF-EM indicated structure; Anomaly A, as interpreted from its direction, may correlate with an undisclosed north-westerly structure. The other anomalous sites, as well as anomalies A & B, would require field investigation to determine their causative source. The Close workings do not correlate with any indicated structural or geochemical anomalous zones.

The molybdenum soil geochemical results (Figure 7) indicated only one "bull's eye" anomaly which is indicated to occur: within the volcanics and correlative with only background copper geochemical values. There are not any VLF-EM indicated correlative structures. The anomaly should be field investigated.

It is concluded that the Phase II exploration program of VLF-EM surveys and localized geochem surveys and the geological mapping of Phase III exploration program on the Close Allies Property was successful in that the results delineated anomalous zones and provided an indication of potentially economical mineral controlling structures and/or mineralization,

The completion of Phase III of the Recommended Exploration Program as outlined in the writer's report on the property dated October 19, 2005 is recommended. The program would be somewhat altered to an investigation of the indicated anomalous areas as delineated in the Phase 11 exploration program. These localized areas should be geologically mapped and sampled to determine the reason for the anomalies and to locate shear and/or fault structures that may provide the controls to the mineralization.

Respectfully submitted,

Sookochoff Consultants Inc.
Laurence Sookochoff, PEng.

CERTIFICATE

I, Laurence Sookochoff, of the City of Vancouver, in the Province of British Columbia, do hereby certify:

That I am a Consulting Geologist and principal of Sookochoff Consultants Inc. with an address at 120 125A-1030 Denman Street, Vancouver, BC V6G 2M6.

I, Laurence Sookochoff, further certify that:

1) I am a graduate of the University of British Columbia (1966) and hold a B.Sc. degree in Geology.

I have been practicing my profession for the past forty years.

3 I am registered and in good standing with the Association of Professional Engineers and Geoscientists of British Columbia.

4) The information for this report is based on information received from Larry Sostad of Diamond S Holdings Ltd..

5) I do not have any direct or indirect interest in the Close Allies Property as described herein nor in the securities of Dhanoa Minerals Ltd.

Laurence Sookochoff, P. Eng.

Vancouver, BC
July 19, 2006

Appendix I

ASSAY CERTIFICATES

Company: Diamond S Holdings Ltd.

Project: Close-Allies

Date : July 11, 2006

Certificate Number	Sample Name	ICP Ag ppm	ICP Al %	ICP As ppm	ICP Ba ppm	ICP Be ppm	ICP Bi ppm	ICP Ca %	ICP Cd ppm	ICP Co ppm	ICP Cr ppm	ICP Cu ppm	ICP Fe %	ICP Hg ppm	ICP K %	ICP La ppm	ICP Mg %	ICP Mn ppm	ICP Mo ppm	ICP Na %	ICP Ni ppm	ICP P ppm	ICP Pb ppm	ICP S %	ICP Sb ppm	ICP Sc ppm	ICP Sr ppm	ICP Th ppm	ICP Ti %	ICP Tl ppm	ICP U ppm	ICP V ppm	ICP W ppm	ICP Zn ppm	ICP Zr ppm
6V1254SJ	L8+00s 11+00W	<0.2	1.35	7	36	<0.5	<5	0.5	<1	7	20	34	2.13	1	0.03	<10	0.3	222	<2	0.02	11	565	152	0.08	<5	2	17	<5	0.12	<10	<10	62	<10	45	2
6V1254SJ	L8+00s 11+50W	<0.2	1.21	7	36	<0.5	<5	0.34	<1	7	21	41	2.02	1	0.03	<10	0.28	212	<2	0.02	12	632	184	0.11	<5	2	19	<5	0.1	<10	<10	58	<10	56	2
6V1254SJ	L8+00s 12+00W	<0.2	1.41	7	31	<0.5	<5	0.28	<1	7	18	30	2.14	1	0.03	<10	0.26	200	<2	0.02	10	522	153	0.08	<5	2	17	<5	0.12	<10	10	63	<10	36	2
6V1254SJ	L8+00s 12+50W	<0.2	1.53	7	36	<0.5	<5	0.31	<1	7	20	35	2.27	1	0.03	<10	0.31	220	<2	0.02	11	581	174	0.08	<5	2	19	<5	0.13	<10	<10	66	<10	45	3
6V1254SJ	L8+00s 13+00W	<0.2	1.34	7	31	<0.5	<5	0.32	<1	7	19	28	2.18	<1	0.03	<10	0.28	212	2	0.02	10	509	141	0.07	<5	2	17	<5	0.12	<10	13	64	<10	39	2
6V1254SJ	L8+00s 13+50W	<0.2	1.46	6	32	<0.5	<5	0.3	<1	7	18	28	2.17	<1	0.03	<10	0.28	209	2	0.02	10	536	142	0.08	<5	2	17	<5	0.13	<10	<10	65	<10	40	2
6V1254SJ	L8+00s 14+00W	<0.2	1.4	7	31	<0.5	<5	0.27	<1	7	18	27	2.13	1	0.03	<10	0.28	206	<2	0.02	10	622	142	0.07	<5	2	18	<5	0.13	<10	<10	64	<10	38	2
6V1254SJ	L8+00s 14+50W	<0.2	1.38	<5	76	<0.5	<5	0.81	<1	19	34	<1	3.83	<1	0.22	<10	1.06	837	<2	0.03	11	508	5	2.14	<5	3	12	<5	0.06	<10	<10	41	<10	80	6
6V1254SJ	L8+00s 15+00W	<0.2	1.4	6	33	<0.5	<5	0.27	<1	7	19	31	2.18	1	0.03	<10	0.29	204	<2	0.02	10	529	155	0.08	<5	2	17	<5	0.13	<10	<10	64	<10	40	2
6V1254SJ	L8+50s 11+00W	<0.2	1.27	7	38	<0.5	<5	0.35	<1	7	22	41	2.18	<1	0.03	<10	0.31	236	<2	0.02	12	604	205	0.1	<5	2	19	<5	0.11	<10	12	62	<10	49	2
6V1254SJ	L8+50s 11+50W	<0.2	1.51	5	33	<0.5	<5	0.25	<1	7	16	28	2.1	1	0.03	<10	0.25	203	<2	0.01	9	545	136	0.06	<5	2	16	<5	0.12	<10	<10	62	<10	39	2
6V1254SJ	L8+50s 12+00W	<0.2	1.86	5	29	<0.5	<5	0.24	<1	7	16	21	2.24	<1	0.03	<10	0.25	219	<2	0.01	10	500	95	0.07	<5	2	16	<5	0.14	<10	<10	68	<10	34	3
6V1254SJ	L8+50s 12+50W	<0.2	1.53	6	31	<0.5	<5	0.28	<1	7	19	23	2.22	1	0.03	<10	0.29	205	<2	0.02	10	508	137	0.07	<5	2	16	<5	0.14	<10	<10	67	<10	37	3
6V1254SJ	L8+50s 13+00W	<0.2	1.5	7	33	<0.5	<5	0.26	<1	7	18	29	2.25	<1	0.03	<10	0.29	211	2	0.02	10	546	150	0.06	<5	2	17	<5	0.13	<10	12	66	<10	40	3
6V1254SJ	L8+50s 13+50W	<0.2	1.65	9	29	<0.5	<5	0.24	<1	7	15	16	2.21	<1	0.03	<10	0.28	236	<2	0.02	9	509	102	0.06	<5	2	16	<5	0.14	<10	<10	67	<10	38	2
6V1254SJ	L8+50s 14+00W	<0.2	1.3	7	33	<0.5	<5	0.3	<1	7	18	30	2.20	<1	0.03	<10	0.30	209	2	0.02	11	585	149	0.08	<5	2	17	<5	0.13	<10	10	67	<10	40	1
6V1254SJ	L8+50s 14+50W	<0.2	1.38	7	31	<0.5	<5	0.31	<1	7	20	29	2.24	1	0.05	<10	0.29	208	<2	0.02	11	512	169	0.07	<5	2	17	<5	0.13	<10	<10	66	<10	41	2
6V1254SJ	L8+50s 15+00W	<0.2	1.43	7	33	<0.5	<5	0.29	<1	7	19	24	2.22	1	0.05	<10	0.29	208	2	0.02	11	549	164	0.08	<5	2	17	<5	0.13	<10	<10	66	<10	40	3
6V1254SJ	L9+00s 10+50W	<0.2	1.89	6	27	<0.5	<5	0.21	<1	7	14	17	2.16	<1	0.03	<10	0.25	184	<2	0.01	8	497	82	0.07	<5	2	15	<5	0.15	<10	11	65	<10	32	3
6V1254SJ	L9+00s 11+00W	0.7	1.4	7	32	<0.5	<5	0.29	<1	7	20	29	2.18	1	0.03	<10	0.29	207	<2	0.02	10	535	150	0.08	<5	2	18	<5	0.13	<10	13	65	<10	40	2
6V1254SJ	L9+00s 11+50W	<0.2	1.8	8	31	<0.5	<5	0.25	<1	8	18	20	2.11	1	0.03	<10	0.26	199	<2	0.02	9	516	105	0.07	<5	2	16	<5	0.13	<10	11	64	<10	39	2
6V1254SJ	L9+00s 12+00W	<0.2	1.85	8	28	<0.5	<5	0.21	<1	7	15	20	2.2	1	0.03	<10	0.28	219	<2	0.02	9	482	114	0.08	<5	2	18	<5	0.14	<10	<10	67	<10	34	2
6V1254SJ	L9+00s 12+50W	<0.2	1.81	7	29	<0.5	<5	0.22	<1	7	16	21	2.14	<1	0.03	<10	0.25	194	<2	0.02	9	523	114	0.07	<5	2	15	<5	0.14	<10	14	65	<10	34	3
6V1254SJ	L9+00s 13+00W	<0.2	1.46	7	30	<0.5	<5	0.28	<1	7	18	24	2.18	1	0.03	<10	0.28	298	89	0.02	10	484	128	0.07	<5	2	17	<5	0.13	<10	<10	66	<10	37	2
6V1254SJ	L9+00s 13+50W	<0.2	0.72	<5	56	<0.5	<5	0.18	<1	2	9	<1	1.4	1	0.16	17	0.22	201	<2	0.01	2	191	<2	0.06	<5	<1	10	<5	0.01	<10	<10	13	<10	22	1
6V1254SJ	L9+00s 14+00W	<0.2	1.47	5	29	<0.5	<5	0.24	<1	6	17	20	2.13	<1	0.03	<10	0.27	218	<2	0.02	9	518	107	0.07	<5	2	16	<5	0.13	<10	<10	64	<10	37	2
6V1254SJ	L9+00s 14+50W	<0.2	1.37	7	31	<0.5	<5	0.27	<1	6	18	27	2.13	1	0.03	<10	0.27	199	<2	0.02	9	520	142	0.06	<5	2	16	<5	0.12	<10	<10	63	<10	38	2
6V1254SJ	L9+50s 10+50W	<0.2	1.24	5	34	<0.5	<5	0.31	<1	7	22	34	2.16	1	0.03	<10	0.3	214	<2	0.02	11	545	166	0.09	<5	2	17	<5	0.11	<10	<10	64	<10	43	2
6V1254SJ	L9+50s 11+00W	<0.2	1.36	7	34	<0.5	<5	0.31	<1	7	21	32	2.23	<1	0.03	<10	0.31	216	<2	0.02	11	540	169	0.06	<5	2	17	<5	0.12	<10	<10	66	<10	43	3
6V1254SJ	L9+50s 11+50W	<0.2	1.55	6	27	<0.5	<5	0.88	<1	15	53	27	3.06	<1	0.06	<10	0.92	513	<2	0.06	6	704	3	0.24	<5	11	16	<5	0.25	<10	12	130	<10	74	28
6V1254SJ	L9+50s 12+00W	<0.2	1.82	7	28	<0.5	<5	0.21	<1	6	15	18	2.13	<1	0.03	<10	0.26	205	<2	0.01	6	506	97	0.07	<5	2	13	<5	0.14	<10	<10	64	<10	34	3
6V1254SJ	L9+50s 12+50W	<0.2	1.17	9	84	<0.5	<5	0.24	<1	7	10	35	1.06	1	0.01	<10	0.34	287	257	0.02	10	360	114	0.1	<5	2	16	<5	0.1	<10	<10	58	<10	63	2
6V1254SJ	L9+50s 13+00W	<0.2	1.58	7	29	<0.5	<5	0.2	<1	7	18	18	2.12	<1	0.03	<10	0.27	199	<2	0.01	8	495	107	0.06	<5	1	12	<5	0.13	<10	<10	64	<10	34	2
6V1254SJ	L9+50s 13+50W	<0.2	1.39	8	31	<0.5	<5	0.24	<1	8	18	28	2.19	1	0.05	<10	0.29	197	<2	0.02	9	514	140	0.07	<5	2	14	<5	0.12	<10	10	65	<10	39	3
6V1254SJ	L9+50s 14+00W	<0.2	1.83	8	26	<0.5	<5	0.2	<1	8	13	13	2.14	1	0.03	<10	0.25	182	<2	0.01	7	455	73	0.06	<5	2	14	<5	0.14	<10	<10	66	<10	30	3
6V1254SJ	L9+50s 14+50W	<0.2	1.42	7	34	<0.5	<5	0.29	<1	7	20	31	2.21	<1	0.03	<10	0.3	209	<2	0.02	10	552	164	0.08	<5	2	16	<5	0.13	<10	<10	66	<10	42	3
6V1254SJ	L10+00s 10+00W	<0.2	1.57	8	29	<0.5	<5	0.24	<1	7	16	20	2.15	<1	0.03	<10	0.28	201	<2	0.02	8	509	112	0.07	<5	2	14	<5	0.14	<10	<10	66	<10	35	3
6V1254SJ	L10+00s 10+50W	<0.2	1.85	8	29	<0.5	<5	0.23	<1	7	15	18	2.2	1	0.03	<10	0.28	210	<2	0.02	9	513	100	0.07	<5	2	15	<5	0.14	<10	<10	67	<10	34	3
6V1254SJ	L10+00s 11+00W	<0.2	1.56	5	28	<0.5	<5	0.24	<1	7	16	20	2.21	1	0.03	<10	0.25	194	<2	0.01	8	506	98	0.07	<5	2	15	<5	0.14	<10	<10	66	<10	34	3
6V1254SJ	L10+00s 11+50W	<0.2	1.61	7	30	<0.5	<5	0.24	<1	6	16	20	2.2	<1	0.03	<10	0.27	194	2	0.02	8	509	100	0.07	<5	2	15	<5	0.13	<10	<10	66	<10	35	2
6V1254SJ	L10+00s 12+00W	<0.2	1.83	8	30	<0.5	<5	0.23	<1	7	15	19	2.19	<1	0.03	<10	0.26	211	114	0.02	9	310	112	0.06	<5	2	15	<5	0.14	<10	<10	66	<10	38	2
6V1254SJ	L10+00s 12+50W	<0.2	1.67	5	25	<0.5	<5	0.21	<1	6	14	15	2.17	1	0.03	<10	0.23	186	377	0.01	6	496	72	0.1	<5	1	12	<5	0.14	<10	10	67	<10	32	3
6V1254SJ	L10+00s 13+00W	<0.2	1.64	7	27	<0.5	<5	0.17	<1	6	13	16	2.15	1	0.03	<10	0.25	186	<2	0.01	6	491	84	0.07	<5	1	10	<5	0.13	<10	<10	66	<10	32	3
6V1254SJ	L10+00s 13+50W	<0.2	1.57	7	27	<0.5	<5	0.19	<1	6	14	18	2.13	<1	0.03	<10	0.26	191	<2	0.01	6	492	101	0.07	<5	1	12	<5	0.13	<10	11	63	<10	33	3
6V1254SJ	L10+00s 14+00W	<0.2	1.54	7	31	<0.5	<5	0.24	<1	7	15	22	2.17	<1	0.03	<10	0.26	200	<2	0.02	9	526	118	0.07	<5	2	14	<5	0.15	<10	<10	64	<10	37	3
6V1254SJ	L10+00s 14+50W	<0.2	1.42	7	31	<0.5	<5	0.26	<1	7	18	27	2.22	1	0.03	<10	0.28	202	<2	0.02	9	523	140	0.09	<5	2	15	<5	0.13	<10	<10	66	<10	39	2
6V1254SJ	L10+50s 10+00W	<0.2	1.05	8	34	<0.5	<5	0.35	<1	8	19	31	2	<1	0.04	<10	0.31	240	<2	0.02	10	574	134	0.08	<5	1	19	<5	0.1	<10	11	60	<10	51	2
6V1254SJ	L10+50s 10+50W	<0.2	1.49	8	28	<0.5	<5	0.22	<1	8	19	20	2.14	<1	0.03	<10	0.26	194	<2	0.01	11	481	112	0.07	<5	2	15	<5	0.13	<10	<10	58	<10	35	3
6V1254SJ	L10+50s new	<0.2	1.39	9	28	<0.5	<5	0.25	2	7	18	24	2.12	<1	0.03	<10	0.27	182	<2	0.01	9	474	128	0.1	<5	2	17	<5	0.12	<10	<10	62	<10	37	2
6V1254SJ	L10+50s 11+50W	<0.2	1.4	15	30	<0.5	<5	0.25	<1	8	17	25	2.08	<1	0.03	<10	0.28	199	<2	0.02	10	483	134	0.07	<5	2	16	<5	0.12	<10	<10	61	<10	39	2
6V1254SJ	L10+50s 12+00W		1.43	26	32	<0.5	<5	0.25	1	7	16	29	2.11	<1	0.03	<10	0.31	222	63	0.02	11	523	152	0.09	<5	2	17	<5	0.12	<10	13	61	<10	43	2
6V1254SJ	L10+50s 12+50W	<0.2	1.43	12	37	<0.5	<5	0.3	<1	7	21	37	2.13	<1	0.03	<10	0.3	215	<2	0.02	12	602	198	0.1	<5	2	18	<5	0.12	<10	<10	60	<10	47	3
6V1254SJ	L10+50s 13+00W	<0.2	1.25	12	38	<0.5	<5	0.29	<1	6	21	38	1.94	<1	0.03	<10	0.31	216	<2	0.02	11	600	185	0.1	<5	2	17	<5	0.1	<10	<10	53	<10	60	2
6V1254SJ	L11+00s 10+00W	<0.2	1.4	13	31	<0.5	<5	0.29	<1	6	16	25	2.08	<1	0.03	<10	0.28	210	63	0.02	10	525	137	0.06	<5	2	17	<5	0.12	<10	<10	61	<10	41	2
6V1254SJ	L11+00s 10+50W	<0.2	1.48	11	28	<0.5	<5	0.25	<1	6	17	19	2.14	<1	0.03	<10	0.27	188	15	0.01	8	471	100	0.06	<5	2	16	<5	0.13	<10	<10	65	<10	36	2
6V1254SJ	L11+00s 11+00W	<0.2	1.39	9	31	<0.5	<5	0.27	<1	6	19	30	2.07	<1	0.03	<10	0.28	204	48	0.02	10	532	193	0.09	<5	2	17	<5	0.12	<10	<10	60	<10	48	2
6V1254SJ	L11+00s 11+50W	<0.2	1.44	9	30	<0.5	<5	0.27	<1	7	17	23	2.22	<1	0.03	<10	0.28	203	92	0.02	10	480	115	0.06	<5	2	15	<5	0.13	<10	<10	66	<10	38	3
6V1254SJ	L11+00s 12+00W	[illegible]	1.28	10	29	<0.5	<5	0.29	<1	6	17	25	1.88	<1	0.03	<10	0.25	193	<2	0.02	10	538	125	0.09	<5	2	16	<5	0.12	<10	<10	57	<10	41	2
6V1254SJ	L11+00s 12+50W	<0.2	1.6	11	32	<0.5	<5	0.27	<1	6	17	23	2.04	<1	0.03	<10	0.29	200	<2	0.02	10	551	156	0.06	<5	2	17	<5	0.13	<10	<10	59	<10	41	2
6V1254SJ	L11+00s 13+00W	<0.2	1.67	12	29	<0.5	<5	0.23	<1	7	18	19	2.28	1	0.03	<10	0.26	212	42	0.02	9	506	109	0.07	<5	2	16	<5	0.14	<10	<10	67	<10	37	3
6V1254SJ	L11+00s 13+50W	<0.2	1.46	10	32	<0.5	<5	0.26	<1	7	19	30	2.12	<1	0.03	<10	0.3	198	2	0.02	13	533	179	0.08	<5	2	16	<5	0.12	<10	<10	60	<10	46	3

Appendix II

FIGURES 1 -9


DHANOA MINERALS LTD.
British Columbia
Vancouver Island
PROPERTY
102P
102I
092M
092N
092O
092P
082M
092L
092K
092J
092I
082L
092E
092F
092H
092C
Kamloops
Merritt
Courtenay
Parksville
Port Alberni
Nanaimo
North Vancouver
New Westminster
Burnaby
Langley
Surrey
Abbotsford
White Rock
Duncan
Victoria
Colwood

Figure 1.
Location Map

Scale 1:3500000


DHANOA MINERALS LTD.
PROPERTY
Scale 1:300 000
92F.027
92F.028
92F.019
92F.020
92F.010
92F.008
92F.009
92C.097
92C.098
92C.099
92C.100
92C.087
92C.088
92G.021
92G.022
92G.012
92G.001
92G.092
92G.091
Haley Lake Ecological
Robarts Provincial Park
Copyright © BC Ministry of Sustainable Resource Management

Figure 2. Claim Location


DHANOA MINERALS LTD.
Close
Allies
PROPERTY
VLF-EM & Geochemical Survey Area
6428000
6427000
6426000
6425000
6424000
6423000
400000
401000
402000
403000
404000
406000
407000
Scale 1:5

Figure 3a. UTM Grid and Mineral Showings


-1000 S
-1050 S
-1100 S
-1150 S
-1200 S
-1250 S
-1300 S
-1350 S
-1400 S
-1450 S
-1500 S
25 31 20
19 20 18 34 17
30 24 20 32 29 41 34
23 25 20 27 20 28 41
25 29 19 18 20 21 30
25 37 15 35 21 23 35
19 38 15 18 24 29 28
30 18 28 <1 18 28
22 13 20 30 27
27 31 27 29 <1
31 31
-1100 W
-1050 W
-1000 W
-950 W
-900 W
-850 W
-800 W
-750 W

DHANOA MINERALS LTD.

Cu Values - Raw Data

0 meters 100 meters 200 meters

Figure 4


-1000 S
-1050 S
-1100 S
-1150 S
-1200 S
-1250 S
-1300 S
-1350 S
-1450 S
-1500 S
-1100 W
-1050 W
-1000 W
-950 W
-900 W
-850 W
-800 W
A
B
C
D
24
30
36
18

DHANOA MINERALS LTD.

Cu Values - Contoured


0 meters
100 meters
200 meters

Figure 5


-950 S
-1000 S
-1050 S
-1100 S
-1150 S
-1200 S
-1250 S
-1300 S
-1350 S
-1400 S
-1450 S
-1500 S
-1550 S
40
40
40
100
220
40
160
100
40
-1150 W
-1100 W
-1050 W
-1000 W
-950 W
-900 W
-850 W
-800 W
-750 W

DHANOA MINERALS LTD.

Mo Values - Contoured

0 meters 100 meters 200 meters

Figure 7